UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 11, 2011
PolyOne Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

PolyOne Center, 33587 Walker Road, Avon Lake, Ohio	44012

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 930-1000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
     PolyOne Corporation, an Ohio corporation (the “Company”) held its Annual Meeting of Shareholders on May 11, 2011 (the “Annual Meeting”). The final results for the proposals submitted for a vote of shareholders at the Annual Meeting are set forth below. The proposals below are described in more detail in the Company’s definitive proxy statement filed on March 21, 2011 for the Annual Meeting.
a) The following individuals were nominated in 2011 to serve as directors until the next Annual Meeting of Shareholders in 2012. All nominees were elected. The voting results were as follows:

Director Nominee	For	Withheld	Broker Non-Vote
J. Douglas Campbell	78,577,413	3,714,499	5,763,812
Dr. Carol A. Cartwright	80,839,081	1,452,832	5,763,812
Richard H. Fearon	76,847,975	5,443,938	5,763,812
Gordon D. Harnett	78,174,151	4,117,762	5,763,812
Richard A. Lorraine	81,346,177	945,736	5,763,812
Edward J. Mooney	77,821,043	4,470,870	5,763,812
Stephen D. Newlin	80,135,225	2,156,688	5,763,812
William H. Powell	79,039,514	3,252,399	5,763,812
Farah M. Walters	78,497,108	3,794,805	5,763,812
b)	The shareholders approved the advisory vote on named executive officer compensation. The voting results were as follows:

For	Against	Abstained	Broker Non-Vote
55,869,945	25,432,141	989,976	5,763,812
c)	The shareholders recommended, on an advisory basis, the holding of the advisory vote on named executive officer compensation every year. The voting results were as follows:

1 Year	2 Years	3 Years	Abstained	Broker Non-Vote
73,482,953	174,692	7,750,555	883,862	5,763,812
In accordance with the voting results concerning this proposal, the Company’s Board of Directors determined that the Company will hold an annual advisory vote on named executive officer compensation until the next advisory vote on the frequency of the advisory vote on named executive officer compensation.
d)	The shareholders approved the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The voting results were as follows:

For	Against	Abstained	Broker Non-Vote
82,643,307	5,283,055	129,513	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE CORPORATION
By:	/s/ Lisa K. Kunkle
	Name:	Lisa K. Kunkle
	Title:	Vice President, General Counsel and Secretary

Date: May 11, 2011